Exhibit 1.01

Infinera Corporation
Conflict Minerals Report
For the Reporting Period January 1, 2019 to December 31, 2019

Introduction
This is the Conflict Minerals Report of Infinera Corporation (“we,” “our,” “us,” or “Infinera”) prepared for calendar year 2019 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended (the “Act”). Rule 13p-1 imposes certain reporting obligations on registrants whose manufactured products contain certain conflict minerals that are necessary to the functionality or production of such products. The term “conflict minerals” is defined in Item 1.01(d) of Form SD as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted), cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted), or their derivatives (“3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or adjoining countries, which are the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (collectively with the DRC, the “Covered Countries”).
In conducting due diligence on our supply chain for purposes of complying with Rule 13p-1, we designed our efforts in conformity with the internationally recognized due diligence framework provided by the Organization for Economic Co-Operation and Development (“OECD”). Specifically, this is based on and designed to comply with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related supplements on tantalum, tin, tungsten and gold (collectively, the “OECD Guidance”).

Overview

Company Profile

We are a global supplier of networking solutions comprised of networking equipment, software and services. Our portfolio of solutions includes optical transport platforms, converged packet-optical transport platforms, optical line systems, disaggregated router platforms, a suite of networking and automation software offerings, and support and professional services. Our customers include telecommunications service providers, internet content providers, cable providers, wholesale carriers, research and education institutions, large enterprises and government entities.

Our networking solutions enable our customers to deliver business and consumer communications services. Our comprehensive portfolio of networking solutions also enables our customers to scale their transport networks as end-user services and applications continue to drive growth in demand for network bandwidth. These end-user services and applications include, but are not limited to, high-speed internet

Exhibit 1.01

access, business Ethernet services, 4G/5G mobile broadband, cloud-based services, high-definition video streaming services, virtual and augmented reality and the Internet of Things.

Our hardware products for the reporting period include our (i) optical line systems; (ii) packet-optical platforms; (iii) compact modular platforms; and (iv) network routers. The foregoing line systems, platforms and network routers are collectively referred to herein as the “Covered Products.” We have determined that certain hardware components of our Covered Products contain one or more conflict minerals and thus, the Covered Products are within the scope of Rule 13p-1.

Although most of the Covered Products contain conflict minerals, we do not directly source 3TG from mines or “mineral processors” (herein referred to as “smelters and refiners”). Instead, we source components and materials from suppliers, who source their components and materials from sub-tier suppliers. Our company is far removed from the upstream smelters and refiners in our supply chain, and we are therefore considered a “downstream company”, as described by the OECD Guidance. Due to our position in the supply chain, we rely on our direct suppliers that supply us with components and/or materials containing 3TG to provide information on the conflict minerals necessary to the functionality and production of our products. Relevant suppliers are requested to assist in our good faith reasonable country of origin inquiry (“RCOI”) and due diligence efforts, including the identification of the smelters and refiners for the conflict minerals used in the products supplied to us.

On October 1, 2018, we completed the acquisition of all the outstanding limited liability company interests of Telecom Holding Parent LLC, a Delaware limited liability company (“Coriant”). As a privately-held company, Coriant had not previously been obligated to provide a Form SD and Conflict Minerals Report. The Covered Products in this report include legacy Coriant products.

Reasonable Country of Origin Inquiry

We procure our components and materials from a variety of suppliers around the world and we have determined that during calendar year 2019 we manufactured (or contracted to manufacture) Covered Products as to which conflict minerals are necessary to the functionality or production of such products. In accordance with Rule 13p-1, we conducted our RCOI to determine whether the necessary conflict minerals may have originated in the Covered Countries or come from recycled or scrap sources.

Our RCOI process included conducting an inquiry of our direct suppliers using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”). We do not have direct supply contracts with the providers of raw materials used in our Covered Products and we do not directly source 3TGs. We source components and materials from suppliers, which in turn, source materials, components and products from their suppliers. Our supply chain is extensive and complex with many layers of suppliers positioned between ourselves and 3TG smelters and refiners. Due to our extended supply chain, we leverage our suppliers to provide us with information concerning the sources and chains of custody of 3TGs necessary to the functionality or production of Covered Products.

Exhibit 1.01

We required our direct suppliers to query their upstream suppliers using the CMRT. We used the CMRT responses from our direct suppliers to gather information regarding the origin of the minerals in the components and materials they supplied to us, as well as to identify the smelters and refiners that may have processed the conflict minerals in our supply chain. We obtained additional country of origin information for the smelters identified as potentially being within our supply chain through our membership in the RMI. Based on the results of our RCOI, we determined that a number of smelters and/or refiners identified in our supply chain either do or may source 3TG from the Covered Countries, and we have exercised due diligence regarding the source and chain of custody of such conflict minerals.

Design of Conflict Minerals Program

We designed our conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Guidance, specifically as it relates to our position in the minerals supply chain as a “downstream” company:
Step 1:     Establish strong company management systems
Step 2:     Identify and assess risk in the supply chain
Step 3:     Design and implement a strategy to respond to identified risks
Step 4:    Support independent third-party audits of supply chain due diligence
Step 5:     Report on supply chain due diligence
Consistent with the OECD Guidance, we relied upon multi-stakeholder initiatives that provide verification processes for conflict-free minerals from smelters or refiners that may provide those minerals to companies in our supply chain. We, as a purchaser of components and materials, are many steps removed from the mining of conflict minerals, do not purchase raw ore or unrefined conflict minerals, do not purchase minerals directly from smelters or refiners, and do not conduct purchasing activities directly in any of the Covered Countries.
Due Diligence Measures Performed
The following describes the measures taken to reasonably determine the country of origin of conflict minerals and to exercise due diligence regarding our supply chain in conformance with the OECD Guidance.
Step 1: Establish strong company management systems

a.
Conflict minerals team – We have a conflict minerals team that includes individuals from the appropriate business units and departments, including legal, finance, operations and procurement. The team is structured to ensure critical information, including our policies related to this subject matter, reach relevant employees and suppliers.

b.	Conflict minerals policy – We have a policy establishing our expectations of our suppliers. The policy can be found on our website at http://www.infinera.com/wp-content/uploads/

Exhibit 1.01

Confllict-Minerals-Policy-Grievance-0619.pdf on the Corporate Social Responsibility webpage. It is periodically reviewed and will be updated, if necessary.

c.
Supplier engagement – We required our suppliers to fully disclose any materials found in components or products they supply to us that contain 3TG. In addition, we have incorporated requirements for compliance with conflict minerals disclosure into the periodic business reviews conducted with key suppliers. The periodic business reviews enable us to evaluate the performance and set goals for continuous improvement regarding supply chain issues including any issues related to conflict minerals.

d.
Supply Chain System of Controls – We have a supply chain system of controls, which is based on the engagement of our direct suppliers and the disclosure by our suppliers of relevant 3TG sourcing information. The goal of this system is to collect the necessary information from suppliers to identify the smelters and refiners in our supply chain and to obtain the information necessary to meet legal and customer reporting requirements.

Our relevant suppliers provide us with information on the source of the 3TG used in their products with the use of tools such as the CMRT. We employ a third-party database to assess supplier responses for completeness.

e.
Company level grievance mechanism – As recommended by the OECD Guidance, we have established a grievance mechanism, which is set forth in our Conflict Minerals Policy. Reports can be made anonymously, and will be kept confidential to the fullest extent practicable and allowed by law.

f.	Records management – We will continue to maintain records relating to our conflict minerals program in accordance with the recommended record retention guidelines.
Step 2: Identify and assess risk in the supply chain
    We performed the following steps as part of our risk assessment process:

a.
Identified Direct Suppliers – We identified all direct, or first tier, suppliers that may provide components and materials containing 3TG in the Covered Products during the calendar year 2019 reporting period. We relied on our direct suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to us – including sources of conflict minerals that are supplied to them by upstream suppliers.

b.
Conducted RCOI – We utilized the industry-developed CMRT to query our direct suppliers for conflict minerals information, and we require our direct suppliers to query their upstream suppliers using the CMRT for the necessary conflict minerals information. We evaluated the information gathered from the CMRT’s submitted by our direct suppliers to determine our due diligence and reporting obligations based on this RCOI.

c.
Completed additional follow-up – We reviewed the CMRT submissions to validate if they were complete and to identify any contradictions or inconsistencies. We employ a third-party database to perform the analysis of supplier CMRT data based on criteria established by us in collaboration with the third-party. We also have worked with suppliers to secure updated responses where necessary.

Exhibit 1.01

d.
Identified smelters and refiners – We collected a list of smelters and refiners that may have processed conflict minerals in our supply chain by utilizing the responses to the CMRT. We reconciled this list to the list of smelter and refiners designated as “conformant” by the RMI Responsible Minerals Assurance Process (“RMAP”). We have provided that list in this report.

Step 3: Design and implement a strategy to respond to identified risks
We performed the following steps as part of our risk management plan:

a.	Designed and implemented a plan –We adopted and utilized the CMRT to monitor and mitigate supply chain risk.

b.	Verified smelters – As part of the risk mitigation process, we reconciled the list of smelters collected from suppliers to the list of smelter facilities designated as “RMAP conformant” by the RMAP.

c.	Supplier outreach – We followed up with suppliers that did not initially respond to our requests to complete the CMRT and followed up with questions to explain contradictions and inconsistencies.

d.
Met with management – Members of the conflict minerals team periodically report to a designated committee of senior management comprised of the Chief Financial Officer, SVP of Operations and the Chief Legal Officer.

Step 4: Support independent third-party audits of supply chain due diligence
We utilized the RMI’s published lists to verify the status of smelters and refiners that source from Covered Countries as conformant with the RMAP assessment protocols for responsible sourcing of conflict minerals.
We are a member of the RMI (INFI). As a member, we have supported the development of the RMAP and have utilized the RMAP to determine the country of origin of conflict minerals in our products. The RMAP uses independent third-party audits to certify smelters and refiners that can demonstrate that the 3TGs which they process do not originate from sources that may be directly or indirectly financing or benefitting armed groups in a Covered Country. The efforts to determine location of origin through the RMI is described on the RMI website at: http://www.responsiblemineralsinitiative.org. We remain supportive of industry-wide efforts to expand smelter certification.
Step 5: Report on supply chain due diligence
This report and our Form SD will be filed with the Securities and Exchange Commission (“SEC”), and this report is publicly available on our website at www.infinera.com.

Exhibit 1.01

Results of RCOI and Due Diligence

We conducted a survey of the 71 direct suppliers we identified that may provide products or components containing 3TG and received a response to our inquiry from all direct suppliers for calendar year 2019. We did receive, however, some incomplete responses from those surveyed, including responses that still contain incomplete smelter lists. As we do not directly purchase from any smelters and refiners, nor do the majority of our suppliers, we have very little influence over their sourcing. We rely, to a large extent, on the information provided by independent third-party audit programs. Such sources of information may contain incomplete or inaccurate data, and may be subject to fraud.

We have determined that a portion of the conflict minerals contained in the Covered Products originated from the Covered Countries, but we were unable to determine the origin of all the conflict minerals in our Covered Products. Because we have not described any of our products as “DRC conflict free,” an independent private sector audit is not required to be conducted under Rule 13p-1, based on guidance from the SEC’s staff, and therefore has not been conducted.

Smelters or Refineries

We present in this report a list of smelters and refiners provided by those of our suppliers that completed the smelter list on the CMRT, to the extent reasonably determinable, and that may have provided conflict minerals in any of the Covered Products. This table, included in Appendix 1, is as of May 1, 2020 and includes only facilities, to the extent known, that have been validated by the RMI as facilities that are currently listed in the RMAP or are listed in the CMRT as “known smelters or refiners.” For smelter and refiner identification, the vast majority of our suppliers provided data at a company or divisional level, or otherwise were unable to identify specific entities that had processed 3TGs contained in the materials, components, or products supplied to us. This was expected given the multiple tiers of suppliers and other entities that are positioned between our direct suppliers and 3TG smelters or refiners. Because of this, we are unable, at this time, to verify that any of the 3TG smelters or refiners that our suppliers identified were part of our raw materials supply chain.

Due Diligence Improvement Efforts
We will continue to communicate our expectations and information requirements to our direct suppliers and continue to work towards a conflict-free supply chain. In addition, we will continue to make inquiries of our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence process or reporting needs improvement, we currently intend to continue the trade relationship while that supplier improves its compliance program. We expect our direct suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.
In addition to the plans described above, we will continue to undertake the following steps during the next reporting period:

Exhibit 1.01

•	Continue to collect responses from suppliers using the CMRT, including the collection of more product-level responses.

•
Continue to work directly with our suppliers to provide more complete responses as a number of suppliers have been unable to determine the origin of the 3TG in products or components supplied to us or to determine whether they come from recycled or scrap sources.

•	Continue to support supply chain transparency efforts through our membership in RMI.

•	Compare and validate RCOI results to information collected via independent conflict-free smelter validation programs such as the RMAP.

•	Continue to allow verified conflict-free material from the Covered Countries to enter our supply chain.

Additional Information

The statements above are based on the RCOI process and due diligence performed in good faith by Infinera. These statements are based on information available at the time. A number of factors could introduce errors or otherwise affect our status with respect to this Conflict Minerals Report. These factors include, but are not limited to, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, all instances of conflict minerals necessary to the functionality or manufacturing of our products possibly not yet having been identified, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, language barriers and translation, oversights or errors in conflict free smelter audits, Covered Countries sourced materials being declared secondary materials, companies in our supply chain going out of business, certification programs being not equally advanced for all industry segments and metals, updated guidance regarding the SEC final rules, and smuggling of conflict minerals from the Covered Countries to countries beyond the Covered Countries. Information contained on our website or any website referred to in this Conflict Minerals Report is not incorporated by reference unless expressly noted.

Exhibit 1.01

Appendix 1

Smelters and Refiners

Metal	Smelter	RMAP Status
Gold	Eco-System Recycling Co., Ltd. North Plant	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Conformant
Gold	Elemetal Refining, LLC	Not RMAP Conformant or Active
Gold	Republic Metals Corporation	Not RMAP Conformant or Active
Gold	Schone Edelmetaal B.V.	Not RMAP Conformant or Active
Gold	So Accurate Group, Inc.	Not RMAP Conformant or Active
Gold	Advanced Chemical Company	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Conformant
Gold	Argor-Heraeus S.A.	Conformant
Gold	Asahi Pretec Corp.	Conformant
Gold	Asaka Riken Co., Ltd.	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Not RMAP Conformant or Active
Gold	Aurubis AG	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Conformant
Gold	Boliden AB	Conformant
Gold	C. Hafner GmbH + Co. KG	Conformant
Gold	Caridad	Not RMAP Conformant or Active
Gold	CCR Refinery - Glencore Canada Corporation	Conformant
Gold	Cendres + Metaux S.A.	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	Not RMAP Conformant or Active
Gold	Chimet S.p.A.	Conformant
Gold	Chugai Mining	Not RMAP Conformant or Active
Gold	Daejin Indus Co., Ltd.	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	Not RMAP Conformant or Active
Gold	DSC (Do Sung Corporation)	Conformant
Gold	DODUCO Contacts and Refining GmbH	Conformant
Gold	Dowa	Conformant
Gold	Eco-System Recycling Co., Ltd.	Conformant
Gold	OJSC Novosibirsk Refinery	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	Not RMAP Conformant or Active
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Not RMAP Conformant or Active
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Not RMAP Conformant or Active
Gold	HeeSung Metal Ltd.	Not RMAP Conformant or Active

Exhibit 1.01

Metal	Smelter	RMAP Status
Gold	Heimerle + Meule GmbH	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	Not RMAP Conformant or Active
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Not RMAP Conformant or Active
Gold	HwaSeong CJ Co., Ltd.	Not RMAP Conformant or Active
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Conformant
Gold	Istanbul Gold Refinery	Conformant
Gold	Japan Mint	Conformant
Gold	Jiangxi Copper Co., Ltd.	Conformant
Gold	Asahi Refining USA Inc.	Conformant
Gold	Asahi Refining Canada Ltd.	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Not RMAP Conformant or Active
Gold	JSC Uralelectromed	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Conformant
Gold	Kazakhmys Smelting LLC	Not RMAP Conformant or Active
Gold	Kazzinc	Conformant
Gold	Kennecott Utah Copper LLC	Conformant
Gold	Kojima Chemicals Co., Ltd.	Conformant
Gold	Kyrgyzaltyn JSC	Conformant
Gold	L'azurde Company For Jewelry	Not RMAP Conformant or Active
Gold	Lingbao Gold Co., Ltd.	Not RMAP Conformant or Active
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Not RMAP Conformant or Active
Gold	LS-NIKKO Copper Inc.	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Not RMAP Conformant or Active
Gold	Materion	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Conformant
Gold	Metalor Technologies S.A.	Conformant
Gold	Metalor USA Refining Corporation	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Conformant
Gold	Mitsubishi Materials Corporation	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Conformant
Gold	Moscow Special Alloys Processing Plant	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Not RMAP Conformant or Active
Gold	Nihon Material Co., Ltd.	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Conformant

Exhibit 1.01

Metal	Smelter	RMAP Status
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Conformant
Gold	PAMP S.A.	Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	Not RMAP Conformant or Active
Gold	Prioksky Plant of Non-Ferrous Metals	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Conformant
Gold	PX Precinox S.A.	Conformant
Gold	Rand Refinery (Pty) Ltd.	Conformant
Gold	Royal Canadian Mint	Conformant
Gold	Sabin Metal Corp.	Not RMAP Conformant or Active
Gold	Samduck Precious Metals	Conformant
Gold	Samwon Metals Corp.	Not RMAP Conformant or Active
Gold	SEMPSA Joyeria Plateria S.A.	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Not RMAP Conformant or Active
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Conformant
Gold	Solar Applied Materials Technology Corp.	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Not RMAP Conformant or Active
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	Conformant
Gold	Tokuriki Honten Co., Ltd.	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Not RMAP Conformant or Active
Gold	Torecom	Conformant
Gold	Umicore Brasil Ltda.	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Conformant
Gold	United Precious Metal Refining, Inc.	Conformant
Gold	Valcambi S.A.	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Conformant
Gold	Yamakin Co., Ltd.	Conformant
Gold	Yokohama Metal Co., Ltd.	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	Conformant
Gold	Morris and Watson	Not RMAP Conformant or Active
Gold	SAFINA A.S.	Not RMAP Conformant or Active
Gold	Guangdong Jinding Gold Limited	Not RMAP Conformant or Active
Gold	Umicore Precious Metals Thailand	Conformant
Gold	Geib Refining Corporation	Not RMAP Conformant or Active
Gold	MMTC-PAMP India Pvt., Ltd.	Conformant

Exhibit 1.01

Metal	Smelter	RMAP Status
Gold	KGHM Polska Miedz Spolka Akcyjna	Not RMAP Conformant or Active
Gold	Fidelity Printers and Refiners Ltd.	Not RMAP Conformant or Active
Gold	Singway Technology Co., Ltd.	Conformant
Gold	Shangdong Humon Smelting Co., Ltd	Not RMAP Conformant or Active
Gold	Al Etihad Gold LLC	Conformant
Gold	Emirates Gold DMCC	Conformant
Gold	International Precious Metal Refiners	Not RMAP Conformant or Active
Gold	Kaloti Precious Metals	Not RMAP Conformant or Active
Gold	Sudan Gold Refinery	Not RMAP Conformant or Active
Gold	T.C.A S.p.A	Conformant
Gold	Remondis Argentia B.V.	Not RMAP Conformant or Active
Gold	Fujairah Gold FZC	Not RMAP Conformant or Active
Gold	Tony Goetz NV	Not RMAP Conformant or Active
Gold	Korea Zinc Co., Ltd.	Conformant
Gold	Marsam Metals	Not RMAP Conformant or Active
Gold	TOO Tau-Ken-Altyn	Not RMAP Conformant or Active
Gold	Abington Reldan Metals, LLC	Not RMAP Conformant or Active
Gold	SAAMP	Not RMAP Conformant or Active
Gold	L'Orfebre S.A.	Not RMAP Conformant or Active
Gold	8853 S.p.A.	Conformant
Gold	Italpreziosi	Not RMAP Conformant or Active
Gold	SAXONIA Edelmetalle GmbH	Conformant
Gold	WIELAND Edelmetalle GmbH	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Conformant
Gold	AU Traders and Refiners	Conformant
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	Not RMAP Conformant or Active
Gold	Sai Refinery	Not RMAP Conformant or Active
Gold	Universal Precious Metals Refining Zambia	Not RMAP Conformant or Active
Gold	Modeltech Sdn Bhd	Not RMAP Conformant or Active
Gold	Bangalore Refinery	Not RMAP Conformant or Active
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Not RMAP Conformant or Active
Gold	Morris and Watson Gold Coast	Not RMAP Conformant or Active
Gold	Degussa Sonne / Mond Goldhandel GmbH	Not RMAP Conformant or Active
Gold	Pease & Curren	Not RMAP Conformant or Active
Gold	SungEel HiMetal Co., Ltd.	Not RMAP Conformant or Active
Gold	Planta Recuperadora de Metales SpA	Not RMAP Conformant or Active
Gold	Safimet S.p.A	Not RMAP Conformant or Active
Gold	State Research Institute Center for Physical Sciences and Technology	Not RMAP Conformant or Active
Gold	African Gold Refinery	Not RMAP Conformant or Active
Gold	NH Recytech Company	Not RMAP Conformant or Active

Exhibit 1.01

Metal	Smelter	RMAP Status
Gold	DS PRETECH Co., Ltd.	Not RMAP Conformant or Active
Gold	QG Refining, LLC	Not RMAP Conformant or Active
Gold	Dijllah Gold Refinery FZC	Not RMAP Conformant or Active
Gold	CGR Metalloys Pvt Ltd.	Not RMAP Conformant or Active
Gold	Sovereign Metals	Not RMAP Conformant or Active
Tantalum	Duoluoshan	Not RMAP Conformant or Active
Tantalum	Hi-Temp Specialty Metals, Inc.	Not RMAP Conformant or Active
Tantalum	King-Tan Tantalum Industry Ltd.	Not RMAP Conformant or Active
Tantalum	Tranzact, Inc.	Not RMAP Conformant or Active
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Not RMAP Conformant or Active
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	Not RMAP Conformant or Active
Tantalum	Asaka Riken Co., Ltd.	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	Conformant
Tantalum	Exotech Inc.	Conformant
Tantalum	F&X Electro-Materials Ltd.	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	Conformant
Tantalum	LSM Brasil S.A.	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	Conformant
Tantalum	Mineracao Taboca S.A.	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Conformant
Tantalum	NPM Silmet AS	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Conformant
Tantalum	QuantumClean	Conformant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Conformant
Tantalum	Taki Chemical Co., Ltd.	Conformant
Tantalum	Telex Metals	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Conformant
Tantalum	D Block Metals, LLC	Conformant
Tantalum	FIR Metals & Resource Ltd.	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Conformant
Tantalum	KEMET Blue Metals	Conformant
Tantalum	H.C. Starck Co., Ltd.	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	Conformant

Exhibit 1.01

Metal	Smelter	RMAP Status
Tantalum	H.C. Starck Inc.	Conformant
Tantalum	H.C. Starck Ltd.	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Conformant
Tantalum	Global Advanced Metals Boyertown	Conformant
Tantalum	Global Advanced Metals Aizu	Conformant
Tantalum	KEMET Blue Powder	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	Conformant
Tantalum	Power Resources Ltd.	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	Conformant
Tantalum	CP Metals Inc.	Not RMAP Conformant or Active
Tin	An Thai Minerals Co., Ltd.	Not RMAP Conformant or Active
Tin	CNMC (Guangxi) PGMA Co., Ltd.	Not RMAP Conformant or Active
Tin	Cooperativa Metalurgica de Rondonia Ltda.	Not RMAP Conformant or Active
Tin	Gejiu Jinye Mineral Company	Not RMAP Conformant or Active
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Not RMAP Conformant or Active
Tin	Metallo Chimique	Not RMAP Conformant or Active
Tin	PT Cipta Persada Mulia	Not RMAP Conformant or Active
Tin	PT Eunindo Usaha Mandiri	Not RMAP Conformant or Active
Tin	PT Koba Tin	Not RMAP Conformant or Active
Tin	PT Lautan Harmonis Sejahtera	Not RMAP Conformant or Active
Tin	PT O.M. Indonesia	Not RMAP Conformant or Active
Tin	PT Pelat Timah Nusantara Tbk	Not RMAP Conformant or Active
Tin	VQB Mineral and Trading Group JSC	Not RMAP Conformant or Active
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Conformant
Tin	Alpha	Conformant
Tin	CV Gita Pesona	Conformant
Tin	PT Aries Kencana Sejahtera	Conformant
Tin	PT Premium Tin Indonesia	Conformant
Tin	CV United Smelting	Conformant
Tin	Dowa	Conformant
Tin	EM Vinto	Conformant
Tin	Estanho de Rondonia S.A.	Not RMAP Conformant or Active
Tin	Fenix Metals	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Not RMAP Conformant or Active
Tin	Huichang Jinshunda Tin Co., Ltd.	Not RMAP Conformant or Active
Tin	Gejiu Kai Meng Industry and Trade LLC	Conformant
Tin	China Tin Group Co., Ltd.	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Conformant
Tin	Metallic Resources, Inc.	Conformant

Exhibit 1.01

Metal	Smelter	RMAP Status
Tin	Mineracao Taboca S.A.	Conformant
Tin	Minsur	Conformant
Tin	Mitsubishi Materials Corporation	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	Not RMAP Conformant or Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Conformant
Tin	Operaciones Metalurgical S.A.	Conformant
Tin	PT Artha Cipta Langgeng	Conformant
Tin	PT Babel Inti Perkasa	Conformant
Tin	PT Babel Surya Alam Lestari	Conformant
Tin	PT Bangka Tin Industry	Conformant
Tin	PT Belitung Industri Sejahtera	Conformant
Tin	PT Bukit Timah	Conformant
Tin	PT DS Jaya Abadi	Conformant
Tin	PT Karimun Mining	Conformant
Tin	PT Mitra Stania Prima	Conformant
Tin	PT Panca Mega Persada	Conformant
Tin	PT Prima Timah Utama	Conformant
Tin	PT Refined Bangka Tin	Conformant
Tin	PT Sariwiguna Binasentosa	Conformant
Tin	PT Stanindo Inti Perkasa	Conformant
Tin	PT Sumber Jaya Indah	Conformant
Tin	PT Timah (Persero) Tbk Kundur	Conformant
Tin	PT Timah (Persero) Tbk Mentok	Conformant
Tin	PT Tinindo Inter Nusa	Conformant
Tin	PT Tommy Utama	Conformant
Tin	Rui Da Hung	Conformant
Tin	Soft Metais Ltda.	Conformant
Tin	Thaisarco	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Not RMAP Conformant or Active
Tin	White Solder Metalurgia e Mineracao Ltda.	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Not RMAP Conformant or Active
Tin	Yunnan Tin Company Limited	Conformant
Tin	CV Venus Inti Perkasa	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Conformant
Tin	PT Tirus Putra Mandiri	Conformant
Tin	Melt Metais e Ligas S.A.	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Conformant
Tin	PT Inti Stania Prima	Conformant
Tin	CV Ayi Jaya	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Not RMAP Conformant or Active

Exhibit 1.01

Metal	Smelter	RMAP Status
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Not RMAP Conformant or Active
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Not RMAP Conformant or Active
Tin	CV Dua Sekawan	Conformant
Tin	PT Rajehan Ariq	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Not RMAP Conformant or Active
Tin	Resind Industria e Comercio Ltda.	Conformant
Tin	Super Ligas	Not RMAP Conformant or Active
Tin	Metallo Belgium N.V.	Conformant
Tin	Metallo Spain S.L.U.	Conformant
Tin	PT Bangka Prima Tin	Conformant
Tin	PT Sukses Inti Makmur	Conformant
Tin	PT Kijang Jaya Mandiri	Conformant
Tin	Thai Nguyen Nonferrous Metal Co.	Conformant
Tin	PT Menara Cipta Mulia	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Conformant
Tin	Modeltech Sdn Bhd	Not RMAP Conformant or Active
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Not RMAP Conformant or Active
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	Conformant
Tin	PT Bangka Serumpun	Conformant
Tin	Pongpipat Company Limited	Not RMAP Conformant or Active
Tin	Tin Technology & Refining	Not RMAP Conformant or Active
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	Not RMAP Conformant or Active
Tin	Ma'anshan Weitai Tin Co., Ltd.	Not RMAP Conformant or Active
Tin	PT Rajawali Rimba Perkasa	Not RMAP Conformant or Active
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Conformant
Tin	Precious Minerals and Smelting Limited	Not RMAP Conformant or Active
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Asia Tungsten Products Vietnam Ltd.	Not RMAP Conformant or Active
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Smelter Not Listed	Not RMAP Conformant or Active
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Not RMAP Conformant or Active
Tungsten	A.L.M.T. TUNGSTEN Corp.	Conformant
Tungsten	Kennametal Huntsville	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Conformant

Exhibit 1.01

Metal	Smelter	RMAP Status
Tungsten	Global Tungsten & Powders Corp.	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Conformant
Tungsten	Japan New Metals Co., Ltd.	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Conformant
Tungsten	Kennametal Fallon	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Conformant
Tungsten	Niagara Refining LLC	Conformant
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Hydrometallurg, JSC	Conformant
Tungsten	Unecha Refractory metals plant	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Conformant
Tungsten	ACL Metais Eireli	Not RMAP Conformant or Active
Tungsten	Woltech Korea Co., Ltd.	Conformant
Tungsten	Moliren Ltd.	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	Not RMAP Conformant or Active
Tungsten	KGETS Co., Ltd.	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	Not RMAP Conformant or Active

Exhibit 1.01

Metal	Smelter	RMAP Status
Tungsten	Lianyou Metals Co., Ltd.	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Not RMAP Conformant or Active
Countries of origin of the conflict minerals these facilities process are believed to include:

Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Czech Republic, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Lithuania, Luxembourg, Macedonia, Malaysia, Mexico, Myanmar, Netherlands, New Zealand, Peru, Philippines, Poland, Russia, Rwanda, Saudi Arabia, Singapore, South Africa, South Korea, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States of America, Uzbekistan, Vietnam, Zambia, Zimbabwe